EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Rand Acquisition Corporation (the "Company") on Form 10-QSB/A for the period ending September 30, 2005 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I, Laurence S. Levy, Chairman of the Board and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By: /s/ Laurence S. Levy                                 Dated: January 20, 2006
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        Laurence S. Levy
        Chairman of the Board and Chief Executive Officer
        (Principal Executive and Principal Financial and Accounting Officer)